Exhibit 10.3

AMENDMENT NUMBER ONE TO
EMPLOYMENT AGREEMENT

This Amendment Number One is made as of September 14, 2007, to the Employment Agreement dated as of April 16, 2007 (the “Agreement”), by and between Southern Community Bank and Trust and James C. Monroe. This Amendment is being made solely to conform the provisions of the Agreement with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended.

1. Paragraph 10(d) of the Agreement is amended to read as follows:
“For the purposes of this Agreement, the term Change in Control shall mean any of the following events:
(i) Any person, or more than one person acting as a group, accumulates ownership of Southern Community Financial Corporation’s common stock constituting more than 50% of the total fair market value or total voting power of Southern Community Financial Corporation’s common stock,

(ii) Any person, or more than one person acting as a group, acquires within a 12-month period ownership of Southern Community Financial Corporation common stock possessing 30% or more of the total voting power of Southern Community Financial Corporation’s common stock;

(iii) A majority of Southern Community Financial Corporation’s Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed in advance by a majority of Southern Community Financial Corporation’s Board of Directors before the date of appointment or election, or

(iv) Within a 12-month period, any person, or more than one person acting as a group, acquires assets from Southern Community Financial Corporation having a total gross fair market value equal to or exceeding 40% of the total gross fair market value of all of the assets of Southern Community Financial Corporation immediately before the acquisition or acquisitions. For this purpose, “gross fair market value” means the value of Southern Community Financial Corporation’s assets, or the value of the assets being disposed of, determined without regard to any liabilities associated with the assets.

Notwithstanding the other provisions of this Paragraph 10, a transaction or event shall not be considered a Change in Control if, prior to the consummation or occurrence of such transaction or event, the Officer and the Bank agree in writing that the same shall not be treated as a Change in Control for purposes of this Agreement.”

2. No other terms and conditions of the Agreement are affected by this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment (Southern Community Bank and Trust by its duly authorized officer) effective as of the day and year first written above.
SOUTHERN COMMUNITY BANK AND TRUST

By:	/s/ F. Scott Bauer
F. Scott Bauer, CEO

OFFICER

/s/ James C. Monroe, Jr. (SEAL)
James C. Monroe, Jr.